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                                                                      EXHIBIT 11

EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES




The following tabulation presents the calculation of primary and fully diluted earnings per common share for the six-month and three-month periods ended June 30, 1999 and 1998.

                                                         Six Months Ended                          Three Months Ended
                                                             June 30,                                   June 30,
                                               ------------------------------------       ----------------------------------
                                                    1999                  1998                 1999                1998
                                               --------------       ---------------       --------------      --------------

Reported net income ....................       $    1,172,359       $     1,588,999       $      585,905      $    1,033,716

Earnings on common shares ..............       $    1,172,359       $     1,588,999       $      585,905      $    1,033,716
                                               ==============       ===============       ==============       =============

Weighted average common
       shares outstanding - basic ......            4,412,102             3,881,008            4,427,482           3,895,487
                                               ==============       ===============       ==============       =============

Earnings per common share-basic
  Income from continuing operations.....       $          .27       $           .41       $          .13       $         .27
                                               ==============       ===============       ==============       =============

  Net income ...........................       $          .27       $           .41       $          .13       $         .27
                                               ==============       ===============       ==============       =============


Weighted average common
       shares outstanding - diluted.....            4,527,602             3,932,538            4,574,820           4,008,174
                                               ==============       ===============       ==============       =============

Earnings per common share-diluted
  Income from continuing operations.....       $          .26       $           .40       $          .13       $         .26
                                               ==============       ===============       ==============       =============

  Net income ...........................       $          .26       $           .40       $          .13       $         .26
                                               ==============       ===============       ==============       =============